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                                                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 11 to Registration Statement No. 33-15017, Post-Effective Amendment No. 1 to Registration Statement No. 333-29111, Post-Effective Amendment No. 5 to Registration Statement No. 33-79014, Post-Effective Amendment No. 2 to Registration Statement No. 333-32455, and Post-Effective Amendment No. 2 to Registration Statement No. 333-33439 on Forms S-8 of our report dated May 1, 1998, appearing in this Current Report on Form 8-K of Fresh Foods, Inc.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 24, 1998